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                                                                   EXHIBIT 10.14


                         SALARY CONTINUATION AGREEMENT


         THIS AGREEMENT, made and entered into this 6th day of May, 1994, by and between WEDCO TECHNOLOGY, INC., with principal offices and place of business in the State of New Jersey (hereinafter referred to as the "Corporation"), and WILLIAM E. WILLOUGHBY, an individual residing in the State of New Jersey (hereinafter referred to as the "Employee"),

         WITNESSETH THAT:

         WHEREAS, the Employer is the founder of Corporation's business; and

         WHEREAS, the Employee is employed by the Corporation as the President and is its Chairman of the Board; and

         WHEREAS, the Corporation recognizes the valuable services heretofore performed for it by the Employee and wishes to encourage his continued employment; and

         WHEREAS, the Employee wishes to be assured that his spouse will be entitled to a certain amount of additional compensation for some definite period of time from and after his death and, therefore, has been and is accepting compensation in an amount less than what he is entitled; and

         WHEREAS, the parties hereto wish to provide the terms and conditions upon which the Corporation shall pay such additional compensation to the Employee's spouse after his death;
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         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

         1. In consideration of the Employee's remaining in its employ and/or remains as Chairman of the Board, the Corporation agrees that, in the event of the death of the Employee while still in the active employ of the Corporation, and/or active as Chairman of the Board it shall pay, as a salary continuation payment, the sum of $150,000.00 per annum to the surviving spouse of the Employee, if living at the date of death of the Employee, for a period ending on the earlier of five (5) years after Employee's death or the death of Employee's spouse, payable in equal monthly installments commencing with the first day of the first month following the month of his death.

         2. In further consideration of the foregoing agreement of the Corporation and of the payments to be made by the Corporation pursuant thereto, the Employee hereby agrees that, so long as the Employee remains in the active employ of the Corporation, the Employee will devote substantially all of his time, skill, diligence and attention to the business of the Corporation and so long as so employed and/or is Chairman of the Board he will not actively engage, either directly or indirectly, in any business or other activity adverse to the best interests of the business of the Corporation.

         3. In the event that the employment of the Employee by the Corporation is terminated for any reason other than his death, and
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Employee ceases to be Chairman of the Board, this Agreement shall thereupon terminate, and the Corporation shall have no further obligation hereunder.

         4. The payments to the Employee's spouse shall be made from assets which shall continue, for all purposes, to be a part of the general assets of the Corporation, and no person shall have by virtue of the provisions of this Agreement, any interest in such assets. To the extent that any person acquires a right to receive payments from the Corporation under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

         5. Neither the Employee nor his spouse shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder, nor shall such amounts be subject to seizure by any creditor of any such beneficiary, by a proceeding at law or in equity, and no such benefit shall be transferable by operation of law in the event of bankruptcy, insolvency or death of the Employee, his spouse, or any other beneficiary hereunder. Any such attempted assignment or transfer shall be void and shall terminate this Agreement, and the Corporation shall thereupon have no further liability hereunder.

         6. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.
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         7.      This Agreement shall be binding upon and inure to the benefit of the Corporation and its successor and assigns, and the Employee, his successors, assigns, heirs, executors, administrators and beneficiaries.

         8. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent or demand.

         9. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of New Jersey.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, as of the day and year first above written.

ATTEST:                                WEDCO TECHNOLOGY, INC.

______________________________         By:___________________________
Secretary


                                       ______________________________
                                       William E. Willoughby